EXHIBIT 5.1

May 6, 2025

BioAtla, Inc.

11085 Torreyana RoadSan Diego, California 92121

Re:	BioAtla, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BioAtla, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the resale of up to 9,679,158 shares (the “Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), that are issuable by the Company upon the exercise of warrants (the “Warrants”) issued by the Company to certain selling securityholders (the “Selling Securityholders”) named in the Registration Statement, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). All of the Warrant Shares are being registered on behalf of the Selling Securityholders.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended and restated through the date hereof; (iii) the Warrants; and (iv) originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinion set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the legal competence of all signatories to such documents; and (iv) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

With respect to the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the shares of Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares, have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is limited to such laws as are in effect on the date hereof.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP